                                                                 EXHIBIT 4.8(e)

                            =======================

                         FIRST PREFERRED SHIP MORTGAGE
                              ON THE WHOLE OF THE

               EMPRESS III                      OFFICIAL NUMBER 1035754


                                $100,000,000.00

                            =======================

                      EMPRESS CASINO HAMMOND CORPORATION
                                   [address]
                              OWNER AND MORTGAGOR


                                  In Favor of


              WELLS FARGO BANK, NATIONAL ASSOCIATION, AGENT BANK
                             ONE EAST FIRST STREET
                              RENO, NEVADA 89501
                                   MORTGAGEE




                            =======================

                          Dated as of June ___, 1998

                            =======================

                  Discharge Amount: $100,000,000.00 Together
                         With Interest and Performance
                             of Mortgage Covenants

                                     INDEX
                                     -----


                                                                           PAGE
                                                                           ----
PARTIES.................................................................    1
WHEREAS CLAUSES.........................................................    1
GRANTING CLAUSE.........................................................    2



                                   ARTICLE I
                     DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01.   Definition of Terms.....................................    4
Section 1.02.   Rules of Construction...................................    5


                                  ARTICLE II
                          GENERAL MORTGAGE PROVISIONS

Section 2.01.   General.................................................    5

                                  ARTICLE III
          REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MORTGAGOR

Section 3.01.   Corporate Status of Mortgagor...........................    6
Section 3.02.   Outstanding Liens.......................................    6
Section 3.03.   Compliance With Law.....................................    6
Section 3.04.   Operation of Vessel.....................................    6
Section 3.05.   Payment of Taxes, etc...................................    7
Section 3.06.   Notice of Mortgage......................................    7
Section 3.07.   Release From Arrest.....................................    7
Section 3.08.   Maintenance of Vessel...................................    7
Section 3.09.   Access to Vessel........................................    7
Section 3.10.   Documentation of Vessel.................................    8
Section 3.11.   Sale, Charter or Mortgage of Vessel.....................    8
Section 3.12.   Insurance...............................................    8
Section 3.13.   Requisition of Title to Vessel..........................    8
Section 3.14.   Requisition of Vessel but not Title.....................    9
Section 3.15.   Execution of Additional Documents.......................    9

                                     INDEX
                                     -----
                                  (Continued)

                                                                          PAGE
                                                                          ----

                                  ARTICLE IV
                        EVENTS OF DEFAULT AND REMEDIES

Section 4.01..........................................................      9
 A. Events of Default.................................................      9
 B. Remedies..........................................................     10
Section 4.02.  Sale of Vessel by Mortgagee............................     12
Section 4.03.  Mortgagee to Sign for Mortgagor........................     12
Section 4.04.  Mortgagee to Collect Hire, etc.........................     12
Section 4.05.  Mortgagee's Right to Possession........................     13
Section 4.06.  Appearance by Mortgagee on Behalf of Mortgagor.........     13
Section 4.07.  Acceleration of Indebtedness Secured Hereby............     13
Section 4.08.  Right of Mortgagee.....................................     13
Section 4.09.  Cure of Defaults.......................................     14
Section 4.10.  Restoration of Position................................     14
Section 4.11.  Proceeds of Sale.......................................     14
Section 4.12.  Repairs to Vessel and Sale of Equipment................     15

                                   ARTICLE V
                           MISCELLANEOUS PROVISIONS

Section 5.01.  Addresses..............................................     15
Section 5.02.  Counterparts...........................................     16
Section 5.03.  Interest of Mortgagor.................................      16
Section 5.04.  Survivorship of Covenants..............................     16
Section 5.05.  Amendments.............................................     17
Section 5.06.  Discharge of Lien......................................     17
Section 5.07.  Incorporation into Mortgage............................     17
Section 5.08.  Governing Law..........................................     15

SIGNATURE PAGE........................................................     16

ACKNOWLEDGMENT........................................................     17

                         FIRST PREFERRED SHIP MORTGAGE

          THIS FIRST PREFERRED SHIP MORTGAGE dated as of June _____, 1998 is granted by:

          EMPRESS CASINO HAMMOND CORPORATION
          [address]

a corporation organized and existing under and by virtue of the laws of the State of Indiana (the "Mortgagor") in favor of:

          WELLS FARGO BANK, NATIONAL ASSOCIATION, AGENT BANK
          One East First Street
          Reno, Nevada 89501

a national banking association organized and existing under and by virtue of the laws of the United States (the "Mortgagee"), as administrative and collateral agent for the Lenders, the Swingline Lender and the L/C Issuer.

          WHEREAS:

          A. The Mortgagor is the sole owner of the whole of the Vessel (the "Vessel") identified and described in the Granting Clause of this First Preferred Ship Mortgage (the "Mortgage").

          B. Under the terms of that certain Credit Agreement (the "Credit Agreement") executed concurrently herewith by and among Mortgagor, Empress Entertainment, Inc., a Delaware corporation ("EEI"), and Empress Casino Joliet Corporation, an Illinois corporation ("ECJC" and together with Mortgagor and EEI collectively referred to as the "Borrowers"), each of the Lenders, as therein defined, Wells Fargo Bank, National Association, as the swingline lender (therein in such capacity, together with its successors and assigns, the "Swingline Lender"), and Wells Fargo Bank, National Association, as administrative and collateral agent for the Lenders, Swingline Lender and L/C Issuer (therein, in such capacity, called the "Agent Bank' and, together with the Lenders, Swingline Lender and L/C Issuer collectively referred to as the "Banks"), have agreed to establish a Credit Facility, a Swingline Facility and L/C facility (collectively the "Bank Facilities") in favor of Mortgagor and the Borrowers in the aggregate principal amount of One Hundred Million Dollars ($100,000,000) in accordance with the terms and conditions set forth in the Credit Agreement and evidenced by that certain Revolving Credit Note (the "Note") dated June _________, 1998 payable to the order of Agent Bank in the principal sum of One Hundred Million Dollars ($100,000,000.00), including the Swingline Note as a subfacility thereof in the principal sum of Five Million dollars ($5,000,000.00) (together with the Revolving Credit Note, collectively referred to as the "Notes"). Mortgagor is thus or will be truly and justly indebted unto the Mortgagee in an amount up to the full and true principal sum of $100,000,000.00, plus interest and the performance of mortgage covenants.

     C. In order to secure the due and punctual payment of the principal of and interest on the Notes, together with the payment of all other sums and the performance of all other obligations now or hereafter owing by the Mortgagor to the Mortgagee as described in the Granting Clause below, the Mortgagor has agreed to execute and deliver this Mortgage to Mortgagee, individually and as administrative and collateral agent for the Lenders, Swingline Lender and L/C
Issuer:


                                GRANTING CLAUSE
                                ---------------

                  NOW, THEREFORE, THIS MORTGAGE WITNESSETH:

     THAT, in consideration of the premises and of the additional covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and for the purpose of securing as a first priority lien in favor of the Mortgagee (1) the due and punctual payment of the indebtedness evidenced by the Notes, (2) the performance of each covenant and agreement of the Mortgagor contained herein, in the Credit Agreement and in the Loan Documents (as hereinafter defined), (3) the satisfaction of those terms and conditions contained herein applicable to the Mortgagor or within the Mortgagor's control, (4) the payment of such additional loans or advances as hereafter may be made to the Mortgagor or its successors or assigns, when evidenced by a note or notes reciting that they are secured by this Mortgage, provided, however, that any and all future advances to or on behalf of the Mortgagor made for the improvement, protection or preservation of the Vessel, together with interest at the Default Rate (as hereinafter defined), shall be automatically secured hereby unless such a note or instrument evidencing such advances specifically recites that it is not intended to be secured hereby, and
(5) the payment of all sums expended or advanced by the Mortgagee under or pursuant to the terms hereof or to protect the security hereof, together with interest thereon as herein provided, whether any of the foregoing obligations now exist or are hereafter created or incurred, and whether they are or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several (collectively, the "Obligations"), THE MORTGAGOR HAS, granted, mortgaged, pledged, hypothecated, set over and confirmed AND THE MORTGAGOR DOES BY THESE PRESENTS grant, mortgage, pledge, hypothecate, set over and confirm UNTO AND IN FAVOR OF THE MORTGAGEE the whole of the following named and described Vessel to wit:

================================================================================
               NAME               OFFICIAL NO.               HOME PORT
               ----               ------------               ---------
--------------------------------------------------------------------------------
           EMPRESS III              1035754               National Vessel
                                                        Documentation Center
================================================================================

TOGETHER WITH all of its boilers, engines, machinery, masts, spars, boats, cables, motors, tools, anchors, chains, boorns, cranes, rigs, pumps, pipe, tanks, tackle, apparel, furniture, fixtures, rigging, supplies, fittings and gaming machinery, equipment and accessories relating to the gaming operations, including but not limited to communication systems, visual and electronic surveillance systems and transportation systems, tools, utensils, food and beverage, liquor, uniforms, linens, housekeeping and maintenance supplies, fuel, all gaming equipment and devices, gaming and financial equipment, computer equipment, calculators, adding machines, video game and slot machines, and any other electronic equipment of every nature used in connection with the operation of the Vessel, all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, or for the exclusion of vermin or insects, or for the removal of dust, refuse or garbage, all wall-beds, wall-safes, built-in furniture and installations, shelving, lockers, partitions, doorstops, vaults, motors, elevators, dumb-waiters, awnings, window shades, venetian blinds, light fixtures, fire hoses and brackets and boxes for the same, fire sprinklers, alarm, surveillance and security systems, computers, drapes, drapery rods and brackets, mirrors, mantels, screens, linoleum, carpets and carpeting, plumbing, bathtubs, sinks, basins, pipes, faucets, water closets, laundry equipment, washers, dryers, ice-boxes and heating units, all kitchen and restaurant equipment, including but not limited to silverware, dishes, menus, cooking utensils, stoves, refrigerators, ovens, ranges, dishwashers, disposals, water heaters, incinerators, furniture, fixtures and furnishings, all cocktail lounge supplies, including but not limited to bars, glassware, bottles and tables used in connection with the Vessel, all chaise lounges, hot tubs, swimming pool heaters and equipment, and all other recreational equipment (computerized and otherwise), beauty and barber equipment, and maintenance supplies used in connection with the Vessel, all specifically designed installations and furnishings, and all furniture, furnishings and personal property of every nature whatsoever now or hereafter owned or leased by Mortgagor, to the extent of Mortgagor's interest in such personal property, or in which Mortgagor has any rights or interest and located in or on, or attached to, or used or intended to be used or which are now or may hereafter be appropriated for use on or in connection with the operation of the Vessel, or in connection with any construction being conducted or which may be conducted thereon, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing, all of which (to the fullest extent permitted by law) shall be conclusively deemed appurtenances of the Vessel, and all other appurtenances to the Vessel appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to the Vessel. Mortgagor and Mortgagee acknowledge that significant structures, improvements, additions, equipment and other appurtenances may be added to the Vessel after the execution of this Mortgage, and the Mortgagor specifically affirms and agrees that all such appurtenances to the Vessel shall be subject to this Mortgage.

     TO HAVE AND HOLD the same unto Mortgagee, its successors and assigns, forever upon the terms herein set forth to secure the performance and observance of and compliance with the covenants, terms and conditions in the Notes and the Credit Agreement.

     PROVIDED, only, and the condition of these presents is such, that if the Mortgagor, its successors or assigns, shall pay or cause to be paid to the holder of the Notes and shall perform, observe and comply with the covenants, terms and conditions in the Notes, the Credit Agreement and the other Loan Documents contained, expressed or implied, to be performed, observed or complied with by and on the part of the Mortgagor, then these presents and the rights hereunder shall cease, terminate and be void; otherwise to be and remain in full force and effect.

     AND NOW, THE PARTIES HEREBY FURTHER AGREE, COVENANT AND DECLARE that the Vessel is to be held subject to the following covenants, conditions, provisions, terms and uses:

                                   ARTICLE I
                                   ---------

                     DEFINITIONS AND RULES OF CONSTRUCTION
                     -------------------------------------

     For all purposes of this Mortgage, unless the context otherwise requires:

     SECTION 1.01. DEFINITION OF TERMS.
                   --------------------

     (a)  Act shall mean Chapter 313 of Title 46 of the United States Code.

     (b) Office of the Documentation Officer shall mean the Office of the Documentation Officer of the United States Coast Guard at New Orleans, Louisiana or the National Vessel Documentation Center, or such other documentation office at which the Certificate of Documentation of the Vessel may hereinafter be kept.

     (c) Loan Documents shall have the meanings as set forth in Section 1.01 of the Credit Agreement, and any and all pledges, security agreements, guaranties, financing statements, filings, instruments, documents, or other agreements or assignments executed by the Mortgagor or any other party in order to evidence, secure or perfect the Notes and/or any other Loan Document.

     (d) Default Rate shall have the meaning as set forth in Section 2.11(b) of the Credit Agreement.

     SECTION 1.02.  RULES OF CONSTRUCTION. Unless the context otherwise
                    ---------------------
requires:

     (a)  A term has the meaning assigned to it;

     (b)  "Or" is not exclusive;

     (c) Words in the singular include the plural, and in the plural include the singular;

     (d) All references herein to particular articles or sections, unless otherwise provided, are references to articles or sections of this Mortgage.

     (e) The headings herein are solely for convenience of reference and shall not constitute a part of this Mortgage nor shall they affect its meaning, construction or effect.

     (f) References to the Notes, Credit Agreement and other instruments shall be deemed to refer to such Notes, Credit Agreement or other instruments as the same may from time to time be amended, supplemented or modified by the parties hereto in accordance with the terms thereof.

     (g) Unless defined herein, capitalized terms have the meaning given to them in the Credit Agreement.

                                   ARTICLE II
                                   ----------

                          GENERAL MORTGAGE PROVISIONS
                          ---------------------------


     SECTION 2.01.  GENERAL.  For purposes of this Mortgage and in order to
                    -------
comply with Title 46, Section 31321(b)(3), of the United States Code, the parties to this Mortgage hereby declare that the indebtedness which is now or will in the future be owed under the Notes and the Credit Agreement is an amount up to the sum of $100,000,000.00, as the total of all possible advances that may be made, together with interest and performance of the covenants of the Mortgage, the Notes and the Credit Agreement. The discharge amount is the same as the total amount, together with interest and performance of the covenants of the Mortgage, the Notes and the Credit Agreement. The Bank Facilities secured by this Mortgage consist of a revolving line of credit ("Revolving Credit Facility") in the aggregate principal amount of One Hundred Million Dollars ($100,000,000.00), including the Swingline Note as subfacility thereof in the principal sum of Five Million Dollars ($5,000,000.00).

                                  ARTICLE III
                                  -----------

          REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MORTGAGOR
          ----------------------------------------------------------

          The Mortgagor represents, warrants, covenants and agrees with Mortgagee as follows:

          SECTION 3.01.  CORPORATE STATUS OF MORTGAGOR. The Mortgagor is a
                         -----------------------------
corporation organized and existing under and by virtue of the laws of the State of Indiana and is and will remain a citizen of the United States of America within the meaning of Title 46, Section 802, of the United States Code, entitled to own and document the Vessel and to operate it in the trade in which it is then engaged.

          SECTION 3.02   OUTSTANDING LIENS. The Mortgagor lawfully owns and is
                         -----------------
lawfully possessed of the vessel free and clear of all liens, mortgages, taxes and encumbrances, and the Mortgagor will and does hereby warrant and defend the title and possession thereto and to every part thereof for the benefit of Mortgagee against the claims and demands of all persons whomsoever.

          SECTION 3.03.  COMPLIANCE WITH LAW. The Mortgagor will comply with and
                         -------------------
satisfy all applicable formalities and provisions of the laws, rules and regulations of the United States of America in order to perfect, establish and maintain this Mortgage, any supplement or amendment thereto and any assignment thereof by the Mortgagee as a first preferred mortgage upon the Vessel and upon all additions, improvements and replacements made in or to the same. Mortgagor does not warrant that any such laws, rules and regulations apply to the Vessel as a matter of law, but does warrant that it will not render such laws, rules and regulations inapplicable by its own acts or failure to act. The Mortgagor shall furnish to Mortgagee, from time to time, such proofs as Mortgagee may reasonably request with respect to the Mortgagor's compliance with the foregoing covenant. The Mortgagor shall promptly pay and discharge all United States Coast Guard fees and expenses in connection with the recordation of this Mortgage, any supplement or amendment thereto and any assignment thereof by the Mortgagee. In the event that the Notes or the other Loan Documents secured hereby, or any provisions hereto or thereof, shall be deemed invalidated in whole or in part by reason of any present or future law or any decision of any court, the Mortgagor will execute, on its behalf, such other and further assurances and documents as in the opinion of Mortgagee may be required to more effectually subject the Vessel to the payment and performance of the terms and provisions of the Notes and the other Loan Documents. In addition, the Mortgagor will furnish to Mortgagee such additional information as Mortgagee may reasonably require.

          SECTION 3.04.  OPERATION OF VESSEL. The Mortgagor will not cause or
                         -------------------
permit the Vessel to be operated in any manner contrary to law and the Mortgagor will not engage in any unlawful trade or violate any law or expose the Vessel to penalty or forfeiture, and will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration or flag of the Vessel under the laws and regulations of the United States of America. Mortgagor will never operate the Vessel outside the navigation limits of the insurance carried pursuant to Section 3.12 of Article III of this Mortgage.

          SECTION 3.05.  PAYMENT OF TAXES, ETC. The Mortgagor will pay or cause
                         ---------------------
to be paid prior to delinquency, all taxes, assessments, governmental levies, fines and penalties lawfully imposed on the Mortgagor or on the Vessel; provided, however that the Mortgagor shall not be required to pay or discharge any such tax, assessment, charge, fine or penalty so long as the legality thereof shall be contested in good faith and by appropriate proceedings and the failure to pay would not have a material adverse effect on the Mortgagor or this Mortgage unless and until foreclosure, distraint, sale or other similar proceedings shall have been commenced with respect to the property which is subject to any such tax, assessment, charge, fine or penalty.

          SECTION 3.06.  NOTICE OF MORTGAGE.  The Mortgagor will place, and at
                         ------------------
all times will retain, properly certified copies of this Mortgage and a Notice of this Mortgage with the Certificate of Documentation of the Vessel on board the Vessel, in substantially the following form:

          Neither Mortgagor nor the Master nor any employee or member of the crew of this vessel has any right, power or authority to create, incur or permit to be imposed upon this vessel any liens whatsoever, except for crew wages and salvage.

          SECTION 3.07.  RELEASE FROM ARREST.  If a complaint be filed against
                         -------------------
the Vessel, or if the Vessel is otherwise attached, arrested, levied upon or taken into custody by virtue of any legal proceeding in any court, the Mortgagor will promptly notify Mortgagee thereof by telephone facsimile, confirmed by letter, and within three (3) Banking Business Days will cause the Vessel to be released by posting security in the form of a Letter of Undertaking or a Release Bond, and will promptly notify Mortgagee thereof in the manner aforesaid.

          SECTION 3.08.  MAINTENANCE OF VESSEL.  The Mortgagor will at its own
                         ---------------------
expenses at all times maintain, preserve and keep the Vessel in good condition, working order and repair and will from time to time make all needed and proper repairs, renewals, replacements, betterments and improvements, including without limitation those replacements required by Section 4.12 of Article IV. The Vessel shall, and the Mortgagor covenants that it will, at all times comply with all applicable laws, treaties and covenants and rules and regulations issued thereunder.

          SECTION 3.09.  ACCESS TO VESSEL. The Mortgagor at all reasonable times
                         ----------------
will afford Mortgagee or its authorized representatives full and complete access to the Vessel for the purpose of inspecting the same and its papers and records.

          SECTION 3.10.  DOCUMENTATION OF VESSEL.  The Mortgagor will keep the
                         -----------------------
Vessel duly documented as a Vessel of the United States of America, under the flag of the United States of America, entitled to engage in the operations conducted by the Mortgagor and eligible for the trade in which the Vessel is operating.

          SECTION 3.11.  SALE, CHARTER OR MORTGAGE OF VESSEL.  The Mortgagor
                         -----------------------------------
will not mortgage, transfer, or demise charter the Vessel without the written consent of Mortgagee first had and obtained. Any such written consent to any one mortgage, transfer, or demise charter shall not be construed to be a waiver of this provision in respect of any subsequent proposed mortgage, transfer, or demise charter. Any such mortgage, transfer, or demise charter of the Vessel shall be subject to the provisions of this Mortgage and the lien it creates, unless released therefrom by the Mortgagee.

          SECTION 3.12.  INSURANCE.  Mortgagor shall at its own expense keep the
                         ---------
Vessel insured to its full replacement value and shall maintain at a minimum those insurance coverages and limits required of it in Section 5.09 of the Credit Agreement. Mortgagor agrees, nonetheless, that it will adjust the amounts and nature of coverages if so advised in writing by its insurance broker that such increased amounts are necessary or advisable, and such increased amount is reasonable, in light of the nature of business conducted thereon. If Mortgagor shall at any time fail to comply with the foregoing, Mortgagee may, but shall not be obligated to, procure such insurance and pay any unpaid premiums or calls, the costs and expenses of said procurement and payment, together with interest at the Default Rate from the date of such expenditure, shall become an additional indebtedness due from Mortgagor to Mortgagee and part of the Obligations secured by this Mortgage and which shall be paid by Mortgagor on demand. In the case of an insured loss, all insurance monies, awards or other payments shall be paid over to the Mortgagee and the Mortgagee shall pay such amounts over to the Mortgagor subject to any applicable conditions set forth in the Credit Agreement, provided, however, that if at the time of such proposed payment an Event of Default shall then exist, the Mortgagee shall apply all such amounts in the manner provided in Section 4.11 hereof.

          SECTION 3.13.  REQUISITION OF TITLE TO VESSEL.  In the event that the
                         ------------------------------
title or ownership of the Vessel shall requisitioned, purchased or taken by the Unites States of America or any government of any State of the United States or any other country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, decree, order or otherwise, the lien of this Mortgage shall be deemed to attach to the claim for compensation, and the compensation, purchase price, reimbursement or award for such requisition, purchase or other taking of such title or ownership is hereby declared payable to Mortgagee, who shall be entitled to receive the same and shall apply all such amounts in the manner provided in Section 4.11 hereof. In the event of any such requisition, purchase or taking, the Mortgagor shall promptly execute and deliver to Mortgagee such documents, if any, as in the opinion of counsel for Mortgagee may be necessary or useful to facilitate or expedite the collection by Mortgagee of such compensation, purchase price, reimbursement or award.

          SECTION 3.14.  REQUISITION OF VESSEL BUT NOT TITLE. In the event that
                         -----------------------------------
the United States of America or any government of any other country or any department, agency or representative thereof shall not take the title or ownership of the Vessel but shall requisition, charter, or in any manner take over the use of the Vessel pursuant to any present or future law, proclamation, decree, order or otherwise, and in the event Mortgagor is in default of the terms of this Mortgage, all charter hire and compensation resulting therefrom shall be payable to Mortgagee, and if, as a result of such requisitioning, chartering or taking of the use of the Vessel such government, department, agency or representative thereof shall pay or become liable to pay any sum by reason of the loss of or injury to or depreciation of the Vessel any such sum is hereby made payable to Mortgagee, who shall be entitled to receive the same and shall apply any such sums referred to in this Section as provided in Section
4.11 hereof. In the event of any such requisitioning, chartering or taking of the use of the Vessel, the Mortgagor shall promptly execute and deliver to Mortgagee such documents, if any, and shall promptly do and perform such acts, if any, as in the opinion of counsel for Mortgagee may be necessary or useful to facilitate or expedite the collection by Mortgagee of such claims arising out of the requisitioning, chartering or taking of the use of the Vessel.

          SECTION 3.15.  EXECUTION OF ADDITIONAL DOCUMENTS. Mortgagor agrees to
                         ---------------------------------
execute all additional documents, instruments, UCC Financing Statements and other agreements that Mortgagee may deem necessary and appropriate, within its sole discretion, in form and substance satisfactory to Mortgagee, to keep this Mortgage in effect, to better reflect the true intent of this Mortgage, and to consummate fully all of the transactions contemplated by the Notes and the other Loan Documents.

                                  ARTICLE IV
                                  ----------

                        EVENTS OF DEFAULT AND REMEDIES
                        ------------------------------

          SECTION 4.01.

          A.   EVENTS OF DEFAULT. The term "Event of Default", wherever used in
               -----------------
this Mortgage, shall mean any one or more of the following events (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulations of any administrative or governmental body):

          i. The occurrence of an Event of Default as defined in Section 7.01 of the Credit Agreement; or

          ii. Default in the due observance or performance of any of the covenants and conditions herein required to be kept and performed and continuance of such default for sixty (60) days after notice by Mortgagee, provided, however, that the Mortgagor shall not be deemed to be in default for failure to keep the Vessel in good condition, working order and repair pursuant to Section 3.08 of Article III if the Mortgagor shall be diligently taking steps to comply with the requirements of said Section; or

          iii. Any representations and warranties made in this Mortgage are untrue in any material respect as of the time when the same shall have been made; or

          iv.  The Mortgagor shall (i) abandon the Vessel without due cause; or
(ii) cease to be a citizen of the United States of America within the meaning of Title 46, Section 802 of the United States Code entitled to engage in the trade in which the Vessel is operating; or

          v. The title or ownership of the Vessel shall be requisitioned, purchased or taken by the government of any country or by any department, agency or representative thereof and there shall not have been paid to Mortgagee an amount in cash in United States dollars equal to the fair value of the Vessel within ninety (90) days after such event occurs.

          B.        REMEDIES. Then and in each and every such case Mortgagee
                    --------
shall have the right to:

                    (1) Declare all the then unpaid principal sum of the Notes, or either of them, with the interest accrued thereon, and all other indebtedness or sums secured hereby, to be due and payable immediately, and upon such declaration such principal and with interest and other sums shall immediately become due and payable without demand, presentment, notice or other requirements of any kind (all of which the Mortgagor waives) notwithstanding anything in this Mortgage or any Loan Document or applicable law to the contrary;

                    (2) Exercise all the rights and remedies in foreclosure and otherwise given to Mortgagee by the laws and regulations of the United States of America or of the country wherein the Vessel shall then be found or of any country or state of the United States wherein the Vessel may thereafter be found or of any other applicable jurisdiction;

               (3) Bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for any and all amounts due under the Notes, the Credit Agreement, the other Loan Documents and this Mortgage, and collect the same from the Mortgagor and/or out of any and all property of the Mortgagor whether covered by this Mortgage or otherwise;

               (4) Take the Vessel without legal process, but in a commercially reasonable manner, wherever the same may be, and the Mortgagor or other person in possession, forthwith upon demand of Mortgagee shall surrender to Mortgagee possession of the Vessel and Mortgagee may, without being responsible for loss or damage, hold, lay up, lease, charter, operate or otherwise use the Vessel for such time and upon such terms as it may deem to be for its best advantage, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or pursuant to Subsection (5) of Section 4.01 next following, all costs, expenses, charges, damages or losses by reason of such use; and if at any time Mortgagee shall avail itself of the right herein given it to take the Vessel, Mortgagee shall have the right to dock the Vessel for a reasonable time at any dock, pier, or other premises of the Mortgagor or leased by the Mortgagor without charge, or to dock it at any other place at the reasonable cost and expense of the Mortgagor;

               (5) Without being responsible for loss or damage, except in the event of Mortgagee's willful misconduct or gross negligence, sell the Vessel at any place and at such time as Mortgagee may specify and in such manner as Mortgagee may deem advisable free from any claim by the Mortgagor in admiralty, in equity, at law or by statute, after first giving notice of the time and place of sale with a general description of the property in the following manner:

                    (a) By publishing such notice for three (3) times a week for two consecutive weeks, with the last date of publication not more than twenty (20) nor less than five (5) days immediately preceding the sale, in a daily newspaper of general circulation published in the place where the Vessel is then located and in the Journal of Commerce;

                    (b) By mailing a similar notice to the Mortgagor on the day of first publication.

               Mortgagee may adjourn any such sale from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication Mortgagee may make any such sale at the time and place to which the same shall be so adjourned. Any such sale may be conducted without bringing the Vessel to be sold to the place designated for such sale and in such manner as Mortgagee may deem to be for its best advantage, provided such sale is conducted in a commercially reasonable manner.

               (6) Mortgagor hereby consents to the appointment of a consent keeper or substitute custodian by Mortgagee with the costs thereof to be a cost of the sale to be paid from the proceeds of the sale or by Mortgagor.

          SECTION 4.02.  SALE OF VESSEL BY MORTGAGEE. Any sale of the Vessel
                         ---------------------------
made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Mortgagor therein and thereto, and shall bar the Mortgagor, its successors and assigns, and all persons claiming by, through or under them. At any such sale Mortgagee or any other holder of the Notes (the "Holder") may bid for and purchase the Vessel and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor. In case of any such sale the Holder shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the Notes or any portion thereof in order that there may be credited against the amount remaining due and unpaid thereon the sums payable to the Holder out of the net proceeds of such sale after allowing for the costs and expense of sale and other charges; and thereupon the Mortgagor shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited upon the Notes. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale or as to the application of the proceeds thereof.

          SECTION 4.03.  MORTGAGEE TO SIGN FOR MORTGAGOR. For purposes of any
                         -------------------------------
sale of the Vessel made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, Mortgagee is hereby appointed attorney-in-fact of the Mortgagor to execute and deliver to any purchaser aforesaid and is hereby vested with full power and authority to make, in the name and in behalf of the Mortgagor, a good conveyance of the title to the Vessel so sold. In the event of any sale of the Vessel, under any power herein contained, the Mortgagor will, if and when required by Mortgagee, execute such form of conveyance of the Vessel as Mortgagee may direct or approve.

          SECTION 4.04.  MORTGAGEE TO COLLECT HIRE, ETC. Mortgagee is hereby
                         ------------------------------
appointed attorney-in-fact of the Mortgagor upon the happening of any Event of Default, in the name of the Mortgagor to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all earnings, tolls, rents, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, and all other sums, due or to become due at the time of the happening of any Event of Default in respect of the Vessel, or in respect of any insurance thereof from any person whomsoever, and to make, give and execute in the name of the Mortgagor acquittances, receipts, releases, or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Mortgagor all checks, Notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing. All amounts so received shall first be applied to operating expenses and then to unpaid Obligations under the Notes and the other Loan Documents.

     SECTION 4.05.  MORTGAGEE'S RIGHT TO POSSESSION. Whenever any right to enter
                    -------------------------------
and take possession of the Vessel accrues to Mortgagee, it may require the Mortgagor to deliver, and the Mortgagor shall on demand, at its own cost and expense, deliver the Vessel to Mortgagee as demanded. If any legal proceedings shall be taken to enforce any right under this Mortgage, Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessel and the earnings, tolls, rents, issues, revenues, income and profits due or to become due and arising from the operation thereof

     SECTION 4.06.  APPEARANCE BY MORTGAGEE ON BEHALF OF MORTGAGOR. The
                    ----------------------------------------------
Mortgagor authorizes and empowers Mortgagee or its appointees or any of them to appear in the name of the Mortgagor, its successors and assigns, in any court where a suit is pending against the Vessel because of or on account of any alleged lien against the Vessel from which the Vessel has not been released and to take such proceedings as it or any of them may deem proper towards the defense of such suit and the discharge of such lien, in the event that the Mortgagor shall not be taking proceedings reasonably satisfactory to Mortgagee, and in such case all reasonable expenditures made or incurred by Mortgagee or his appointees for the purpose of such defense or discharge shall be a debt due from the Mortgagor, its successors and assigns, to Mortgagee, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

     SECTION 4.07.  ACCELERATION OF INDEBTEDNESS SECURED HEREBY. The Mortgagor
                    -------------------------------------------
covenants that upon the happening of any one or more of the Events of Default, then upon written demand of Mortgagee, the Mortgagor will pay to Mortgagee the whole of the sum due under the Notes and perform its obligations to Mortgagee under the other Loan Documents and this Mortgage, and in case the Mortgagor shall fail to pay the same forthwith upon such demand, Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be sufficient to cover the reasonable costs and expenses of collection, including a reasonable compensation to Mortgagee's agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by them hereunder. All moneys collected by Mortgagee under this Section shall be applied by Mortgagee in accordance with the provisions of Section 4.11 of this Article.

     SECTION 4.08.  RIGHTS OF MORTGAGEE. Each and every power and remedy herein
                    -------------------
given to Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Mortgagee, and the exercise or the beginning of the exercise of any power to remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any default as above defined shall impair any such right, power or remedy or be construed to be a waiver of any such Event of Default or to be any acquiescence therein; nor shall the acceptance by Mortgagee of any security or of any payment of or on account of the Notes after any Event of Default or of any payment on account of any past default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby.

     SECTION 4.09.  CURE OF DEFAULTS. If at any time after an Event of Default
                    ----------------
and prior to the actual sale of the Vessel by Mortgagee or prior to any foreclosure proceedings or prior to the acceleration of the Notes (and provided that such acceleration has not been rescinded), the Mortgagor completely cures all Events of Default and pays all expenses, advances and damages to Mortgagee consequent on such Events of Default, with interest at the Default Rate, then Mortgagee shall restore the Mortgagor to its former position, but such action, if any, shall not affect any subsequent Event of Default or impair any rights consequent thereon.

     SECTION 4.10.  RESTORATION OF POSITION. In case Mortgagee shall have
                    -----------------------
proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Mortgagee, then and in every such case the Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of Mortgagee shall continue as if no such proceedings had been taken.

     SECTION 4.11.  PROCEEDS OF SALE. The proceeds of any sale of the Vessel and
                    ----------------
the net earnings from the hire or from any operation or use of the Vessel by Mortgagee under any of the powers herein specified and any and all other money received by Mortgagee pursuant to or under the terms of this Mortgage or in any proceedings hereunder, the application of which has not elsewhere herein been specifically provided, shall be applied at the discretion of Mortgagee with Mortgagee having the right to impute payments as it may desire among the following:

          FIRST:    To the payment of all reasonable expenses and charges,
including the expenses of any sale, and expenses of any retaking, reasonable attorneys' fees, court costs, Keepers' fees, necessary repairs and any other expenses or advances made or incurred by Mortgagee in the protection of its rights or the pursuance of its remedies hereunder, and to provide adequate indemnity against liens claiming priority over or equality with the lien of this Mortgage;

          SECOND:   To the payment in full of any amounts then due and unpaid
under the Credit Agreement and any other Loan Documents (other than the Notes).

          THIRD:    To the payment of the balance of interest remaining unpaid under the Notes.

          FOURTH:   To the balance, if any, of principal remaining under the
Notes; and

          FIFTH:    The balance, if any, of such payment on proceeds to any
party who may be legally entitled thereto.

     SECTION 4.12. REPAIRS TO VESSEL AND SALE OF EQUIPMENT. Until one or more of
                   ---------------------------------------
the Events of Default hereinabove described shall happen, the Mortgagor (a) shall be suffered and permitted to retain actual possession and use of the Vessel; (b) may at any time alter, repair, change or re-equip the Vessel, subject, however, to the provisions of Section 3.08 of Article III; and (c) shall have the right, from time to time in its discretion and without obtaining a release thereof by Mortgagee, to dispose of, free from the lien hereof, equipment or other appurtenances, including any gaming machinery, any equipment and accessories relating to the gaming operations, of the Vessel that may become worn out or obsolete or otherwise are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, provided that such does not materially affect the value of the Vessel. Either prior to or promptly following such removal any such property shall be replaced with serviceable equipment or other appurtenances of substantially equal utility and of a value at least substantially equal to that of the replaced property when first acquired and free of any security interest of any other person, which shall forthwith become subject to the lien of this Mortgage as a preferred mortgage thereon.

                                   ARTICLE V
                                   ---------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     SECTION 5.01.  ADDRESSES. Any notice to be given under this Mortgage shall,
                    ---------
except as otherwise expressly provided herein, be served by registered or certified mail or hand delivered, addressed as follows:

     (a)  To Mortgagor:

          EMPRESS CASINO HAMMOND CORPORATION
          [address]
     with a copy to:




     (b)  To Mortgagee:

          WELLS FARGO BANK, NATIONAL ASSOCIATION
          Gaming Division
          One East First Street
          Reno, Nevada 89501
          Attention: Casey Potter, Vice President

     with copies to:

          Timothy J. Henderson, Esq.
          Henderson & Morgan, L.L.C.
          164 Hubbard Way, Suite B
          Reno, Nevada 89502

unless another address shall be furnished in writing by the party to receive such notice to the party giving such notice, and any such notice shall be deemed made as of the date of mailing or hand delivery.

     SECTION 5.02.  COUNTERPARTS. This Mortgage may be executed in any number of
                    ------------
counterparts and all such counterparts executed and delivered each as an original shall constitute but one and the same instrument.

     SECTION 5.03.  INTEREST OF MORTGAGOR. The interest of the Mortgagor in the
                    ---------------------
Vessel and the interest mortgaged by this Mortgage is that of one hundred percent (100%) absolute and sole ownership.

     SECTION 5.04.  SURVIVORSHIP OF COVENANTS. All the covenants, promises,
                    -------------------------
stipulations and agreements of the Mortgagor secured hereby shall bind the Mortgagor and its successors and assigns and shall inure to the benefit of Mortgagee and its successors and assigns.

     SECTION 5.05.  AMENDMENTS. The Notes, the Loan Documents and this Mortgagee
                    ----------
may not be modified, supplemented or amended in any respect, or any waiver given in regard to any of the provisions hereof, in any case which might affect the rights of Mortgagee hereunder, except with the written consent of Mortgagee, and so long as Mortgagor shall do all acts and things necessary to maintain the preferred status of this Mortgage.

     SECTION 5.06.  DISCHARGE OF LIEN. When the Notes have been paid in full,
                    -----------------
and the Mortgagor's obligations to the Mortgagee arising under the other Loan Documents have been satisfied in full, Mortgagee shall, at the Mortgagor's expense, execute and deliver to the Mortgagor such documents as the Mortgagor shall reasonably request to evidence the surrender and discharge of the lien hereof upon the Vessel.

     SECTION 5.07.  INCORPORATION INTO MORTGAGE. The Whereas Clauses and the
                    ---------------------------
Granting Clause of this Mortgage are incorporated in and are made a part of this Mortgage.

     SECTION 5.08.  GOVERNING LAW. This Mortgage shall be governed by and
                    -------------
construed according to the provisions of the Act, and where silent, by the General Maritime Law of the United States.

     IN WITNESS WHEREOF, the Mortgagor has executed this Mortgage in multiple original counterparts effective as of the day and year first above written.


                                           EMPRESS CASINO HAMMOND CORPORATION



                                           BY:/s/ Peter A. Ferro, Jr.
                                              ---------------------------
                                           NAME: Peter A. Ferro, Jr.
                                           TITLE: Chief Executive Officer

                                ACKNOWLEDGMENT


EMPRESS CASINO HAMMOND CORPORATION

STATE OF__________       )
                         ) SS:
COUNTY OF_______________ )



     On the ___ day of June 1998, before me personally came __________________, to me known, who, being by me duly sworn, did depose and say that he resides at _________________________________; that he is the _________________________ of
EMPRESS CASINO HAMMOND CORPORATION, the corporation described in and on whose behalf he executed the above instrument; and that he has been duly authorized and instructed by the Board of Directors of said corporation to execute the foregoing First Preferred Ship Mortgage for the uses and purposes set forth therein.



                                                     __________________________
                                                          Notary Public



My Commission expires:


____________________________